EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Third Quarter Ended
(Unaudited, amounts in thousands, except per share data)	01/24/09	01/26/08
Sales	$288,576	$373,081
Cost of sales
Cost of goods sold	207,356	265,078
Restructuring	1,664	(632)
Total cost of sales	209,020	264,446
Gross profit	79,556	108,635
Selling, general and administrative	94,092	104,672
Write-down of long-lived assets	7,036	—
Write-down of intangibles	45,977	—
Restructuring	741	877
Operating income (loss)	(68,290)	3,086
Interest expense	1,386	2,148
Interest income	323	1,134
Income from Continued Dumping and Subsidy Offset Act, net	8,124	7,147
Other income (expense), net	(7,433)	3,785
Income (loss) from continuing operations before income taxes	(68,662)	13,004
Income tax (benefit) expense	(4,280)	3,876
Income (loss) from continuing operations	(64,382)	9,128
Income from discontinued operations (net of tax)	—	384
Net income (loss)	$(64,382)	$9,512

Basic average shares	51,475	51,417
Basic income (loss) from continuing operations per share	$(1.25)	$0.18
Discontinued operations per share (net of tax)	—	0.01
Basic net income (loss) per share	$(1.25)	$0.19

Diluted average shares	51,475	51,590
Diluted income (loss) from continuing operations per share	$(1.25)	$0.18
Discontinued operations per share (net of tax)	—	—
Diluted net income (loss) per share	$(1.25)	$0.18
Dividends paid per share	$0.02	$0.12

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	01/24/09	01/26/08
Sales	$942,176	$1,082,911
Cost of sales
Cost of goods sold	685,151	790,879
Restructuring	9,696	2,447
Total cost of sales	694,847	793,326
Gross profit	247,329	289,585
Selling, general and administrative	287,873	297,278
Write-down of long-lived assets	7,036	—
Write-down of intangibles	47,677	5,809
Restructuring	2,208	2,446
Operating loss	(97,465)	(15,948)
Interest expense	4,532	6,365
Interest income	1,885	3,039
Income from Continued Dumping and Subsidy Offset Act, net	8,124	7,147
Other income (expense), net	(7,974)	4,701
Loss from continuing operations before income taxes	(99,962)	(7,426)
Income tax expense (benefit)	26,708	(4,359)
Loss from continuing operations	(126,670)	(3,067)
Loss from discontinued operations (net of tax)	—	(6,050)
Net loss	$(126,670)	$(9,117)

Basic average shares	51,454	51,402
Basic loss from continuing operations per share	$(2.46)	$(0.06)
Discontinued operations per share (net of tax)	—	(0.12)
Basic net loss per share	$(2.46)	$(0.18)

Diluted average shares	51,454	51,402
Diluted loss from continuing operations per share	$(2.46)	$(0.06)
Discontinued operations per share (net of tax)	—	(0.12)
Diluted net loss per share	$(2.46)	$(0.18)
Dividends paid per share	$0.10	$0.36

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	01/24/09	04/26/08
Current assets
Cash and equivalents	$18,686	$14,982
Receivables, net of allowance of $31,045 in 2009 and $17,942 in 2008	153,401	200,422
Inventories, net	172,259	178,361
Deferred income taxes—current	3,397	12,398
Other current assets	25,458	21,325
Total current assets	373,201	427,488
Property, plant and equipment, net	156,341	171,001
Deferred income taxes—long term	1,292	26,922
Goodwill	5,097	47,233
Trade names	3,100	9,006
Other long-term assets, net of allowance of $4,723 in 2009 and $2,801 in 2008	66,912	87,220
Total assets	$605,943	$768,870

Current liabilities
Current portion of long-term debt	$9,547	$4,792
Accounts payable	49,821	56,421
Accrued expenses and other current liabilities	89,263	102,700
Total current liabilities	148,631	163,913
Long-term debt	80,828	99,578
Deferred income taxes—long term	3,995	—
Other long-term liabilities	52,121	54,783
Shareholders' equity
Common shares, $1 par value	51,478	51,428
Capital in excess of par value	204,735	209,388
Retained earnings	65,693	190,215
Accumulated other comprehensive loss	(1,538)	(435)
Total shareholders' equity	320,368	450,596
Total liabilities and shareholders' equity	$605,943	$768,870

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	01/24/09	01/26/08	01/24/09	01/26/08
Cash flows from operating activities
Net income (loss)	$(64,382)	$9,512	$(126,670)	$(9,117)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Gain on sale of assets	(37)	—	(2,707)	—
(Gain) loss on the sale of discontinued operations (net of tax)	—	(96)	—	3,894
Write-down of businesses held for sale (net of tax)	—	—	—	2,159
Write-down of long-lived assets	7,036	—	7,036	—
Write-down of intangibles	45,977	—	47,677	5,809
Write-down of investments	5,140	—	5,140	—
Restructuring	2,405	245	11,904	4,893
Provision for doubtful accounts	9,439	2,754	18,439	6,373
Depreciation and amortization	5,827	6,193	17,770	18,506
Stock-based compensation expense	1,012	1,303	2,867	3,165
Change in receivables	31,405	53	23,314	9,241
Change in inventories	(3,463)	8,645	7,380	17,897
Change in payables	(8,351)	9,161	(6,424)	(5,107)
Change in other assets and liabilities	640	147	(25,885)	(18,650)
Change in deferred taxes	(4,658)	3,676	38,180	(2,470)
Total adjustments	92,372	32,081	144,691	45,710
Net cash provided by operating activities	27,990	41,593	18,021	36,593

Cash flows from investing activities
Proceeds from disposals of assets	45	456	7,831	7,738
Proceeds from sale of discontinued operations	—	150	—	4,169
Capital expenditures	(4,089)	(5,239)	(14,079)	(20,838)
Purchases of investments	(1,630)	(15,807)	(10,595)	(29,077)
Proceeds from sales of investments	10,854	15,649	21,881	30,242
Change in other long-term assets	(575)	1,701	(346)	2,086
Net cash provided by (used for) investing activities	4,605	(3,090)	4,692	(5,680)

Cash flows from financing activities
Proceeds from debt	15,992	574	55,458	1,391
Payments on debt	(43,752)	(974)	(69,039)	(2,212)
Stock issued/canceled for stock and employee benefit plans	—	(13)	—	(129)
Dividends paid	(1,037)	(6,229)	(5,188)	(18,670)
Net cash used for financing activities	(28,797)	(6,642)	(18,769)	(19,620)

Effect of exchange rate changes on cash and equivalents	(228)	(1,378)	(871)	161
Change in cash and equivalents	3,570	30,483	3,073	11,454
Cash and equivalents at beginning of period	15,116	32,692	15,613	51,721
Cash and equivalents at end of period	$18,686	$63,175	$18,686	$63,175

Cash paid (net of refunds) during period – income taxes	$(660)	$(4,336)	$(456)	$(443)
Cash paid during period - interest	$1,337	$2,652	$3,750	$6,057

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	01/24/09 (13 weeks)	01/26/08 (13 weeks)	01/24/09 (39 weeks)	01/26/08 (39 weeks)
Sales
Upholstery Group	$199,200	$282,453	$684,252	$806,959
Casegoods Group	42,116	52,660	138,710	165,126
Retail Group	40,497	49,884	122,408	141,278
VIEs/Eliminations	6,763	(11,916)	(3,194)	(30,452)
Consolidated	$288,576	$373,081	$942,176	$1,082,911

Operating income (loss)
Upholstery Group	$(1,938)	$19,467	$16,037	$47,370
Casegoods Group	(313)	2,222	1,819	8,399
Retail Group	(7,108)	(8,507)	(27,509)	(27,700)
Corporate and Other*	(3,513)	(9,851)	(21,195)	(33,315)
Long-lived asset write-down	(7,036)	—	(7,036)	—
Intangible write-down	(45,977)	—	(47,677)	(5,809)
Restructuring	(2,405)	(245)	(11,904)	(4,893)
Consolidated	$(68,290)	$3,086	$(97,465)	$(15,948)

*Variable Interest Entities ("VIEs") are included in corporate and other.